EXHIBIT 99.2


                        UNITED STATES OF AMERICA
                               Before The
                      OFFICE OF THRIFT SUPERVISION


-----------------------------------
                                   )
In the Matter of                   )
                                   )    Order No.:  MWR-04-24
ANCHORBANK, fsb                    )
Madison, Wisconsin                 )    Date:       December 20, 2004
OTS Docket No.  04474              )
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       CONSENT ORDER OF ASSESSMENT OF CIVIL MONEY PENALTY
       --------------------------------------------------


     WHEREAS, AnchorBank, fsb, Madison, Wisconsin (AnchorBank) has executed a Stipulation and Consent to Order of Assessment of Civil Money Penalty (Stipulation); and

     WHEREAS, AnchorBank, by its execution of the Stipulation has consented and agreed to the issuance of this Order of Assessment of Civil Money Penalty (Order) by the Office of Thrift
Supervision (OTS), pursuant to 12 U.S.C. Section 1818(i).

     WHEREAS, the Deputy Director of OTS, pursuant to delegated authority, has delegated to the Regional Director of OTS the authority to issue orders of assessment of civil money penalty on behalf of OTS where the savings association that is the subject of the order has consented to the issuance of the order.

     NOW THEREFORE, IT IS ORDERED THAT:

1.   Assessment of Civil Money Penalty
     ---------------------------------

     Within ten (10) calendar days of the date of this Order, AnchorBank shall pay to OTS the sum of One Hundred Thousand Dollars ($100,000.00), by tendering a certified check or bank draft made payable to the order of the Treasurer of the United States.

2.   Procedure for Payment
     ---------------------

     The check or bank draft used by AnchorBank to satisfy the obligations imposed by Order shall be delivered under cover of a transmittal letter referring to this Order (by Order number) and indicating that the payment relates to the civil money penalty required by this Order to the following address:
     Controller's Division, Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552. On the same date that AnchorBank makes payment of its obligations under this Order, a copy of the check/bank draft and the cover letter shall be sent by First Class Mail to:
     Assistant Director Gary S. Scott, Office of Thrift Supervision, P.O. Box 619027, Dallas/Fort Worth, Texas 75261-9027.

3.   Incorporation of Stipulation
     ----------------------------

     The Stipulation is made a part hereof and is incorporated herein by this reference.

4.   Effective Date of Order
     -----------------------

     This Order is and shall become effective on the date it is issued (the Effective Date), as is shown in the caption hereof. The Stipulation and the Order shall remain in effect until terminated, modified or suspended in writing by OTS, acting through its Director, Regional Director, or other authorized representative.

                                       OFFICE OF THRIFT SUPERVISION


                                       By:  /s/ Frederick R. Casteel
                                            ---------------------------
                                            Frederick R. Casteel
                                            Midwest Regional Director























AnchorBank, fsb, Madison, WI                                       Page 2 of 2
CMP Order